PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this "Agreement") is dated as of December 31, 2007, by and among **CORPORATE STRATEGIES, INC.** (the "Seller"), a Texas corporation, **NATURAL NUTRITION, INC.,** a Nevada corporation ("NN") and CSI Business Finance, Inc., a Texas corporation and wholly-owned subsidiary of NN ("CSIBF", and together with NN, the "Buyer"). The Buyer and the Seller are collectively referred to herein as the "Parties".

RECITALS:

WHEREAS, the Seller is the beneficial owner of ten percent (10%) of the total issued and outstanding capital stock (the "Minority Interest") of Interactive Nutrition International, Inc., a company organized under the laws of Canada ("INII"); and

WHEREAS, the Seller is a wholly-owned subsidiary of Turnaround Partners, Inc. ("Turnaround"); and

WHEREAS, the quarterly report for the period ended September 30, 2007 of Turnaround, as filed with the U.S. Securities and Exchange Commission on November 13, 2007, estimates the value of the Minority Interest to be approximately Eight Hundred Ninety Thousand Dollars ($890,000); and

WHEREAS, the Buyer is the holder of (i) a secured note, dated on or about January 31, 2007, issued by Power Technology, Inc., a Nevada corporation to the Buyer in the principal amount of One Hundred Sixty-Five Thousand Dollars ($165,000) and (b) a secured note, dated on or about April 7, 2006, issued by Sentry Power Systems, LLC, a Delaware limited liability company to the Buyer in the principal amount of Two Hundred Thirty-Five Thousand Dollars ($235,000) (together, the "Power Technology Notes"); and

WHEREAS, the Buyer is the holder of (a) a secured convertible promissory note, dated on or about December 10, 2007, issued by Nexus Nano Electronics, Inc., a Nevada corporation ("Nexus") to the Buyer in the original principal amount of Four Hundred Forty-Four Thousand Nine Hundred Sixty-One Dollars ($444,961) and (b) a secured convertible promissory note, dated on or about December 10, 2007, issued by Nexus to the Buyer in the original principal amount of Thirty-Seven Thousand Thirty-Four Dollars and Thirty-Nine Cents ($37,034.39) (together, the "Nexus Nano Notes"); and

WHEREAS, the Buyer is the holder of a promissory note, dated on or about June 9, 2006, issued by Clearvision Inc., California corporation to the Buyer in the original principal amount of Two Hundred Seventy-Five Thousand Dollars ($275,000) (the "Clearvision Note", and together with the Power Technology Notes, and the Nexus Nano Notes, the "Notes")); and

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to acquire from the Seller, the Minority Interest in exchange for the conveyance, sale and transfer of the Notes by the Buyer to the Seller plus a cash amount on the terms set forth herein below.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

1. AGREEMENT.

1.1 Recitals. The Recitals to this Agreement, which the Parties acknowledge are true and correct, are hereby incorporated herein by this reference.

1.2 Purchase and Sale of the Minority Interest. On the date hereof, the Seller hereby conveys, transfers and assigns to the Buyer all of its title to and rights in the Minority Interest in exchange for the conveyance, transfer and assignment of the Notes by the Buyer to the Seller plus the delivery by the Buyer to the Seller of a cash amount equal to ($198,899.10) (the "Cash Amount").

1.3 Acknowledgement. The Parties hereby agree and acknowledge that the Seller is purchasing the Power Technology Notes for a value of Two Hundred Thousand Dollars ($200,000), the Nexus Nano Notes for a value of One Hundred Thousand Dollars ($100,000) and the Clearvision Note for a value of Two Hundred Eighty-Six Thousand Dollars ($286,000) and that the Buyer shall deliver the balance in cash equal to the Cash Amount, less accrued amounts owed to the Buyer for shared overhead and office expenses in the amount of $105,100.90.

1.4 Assumption of Office Lease, Equipment Leases and Office Services Agreement. NN hereby assumes payment for all of Seller's office lease, equipment payments and any other payments related to the office space at 109 N. Post Oak Lane, Suite 422, Houston, TX 77024, for the remainder of its lease term and any renewals. Commencing January 1, 2008, until December 31, 2008, Seller will pay NN $5,000 per month for bookkeeping and other office services payable on the first business day of each month, in advance.

1.5 Further Assurances. The Parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement.

2. MISCELLANEOUS.

2.1 Survival. The agreements of the Parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the Parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the date hereof.

2.2 Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the Parties with respect to the matters covered hereby. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the Parties hereto. No ambiguity in any provision hereof shall be construed against a Party by reason of the fact it was drafted by such Party or its counsel. For purposes of this Agreement:

"herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular subsection or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties hereto any rights or remedies under or by reason of this Agreement.

2.3 Governing Law and Resolution of Disputes. All matters concerning the validity, interpretation and performance of this Agreement shall be governed by the laws of the State of Texas. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of JAMS then in effect. Any judgment rendered by the arbitrator as above provided shall be final and binding on the Parties hereto for all purposes and may be entered in any court having jurisdiction. The prevailing Party in any such dispute or controversy arising under or in connection with this Agreement shall be entitled to have all costs, including filing fees, charges billed by JAMS, and legal fees, paid by the other Parties hereto.

2.4 Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that the Company may not assign this Agreement or any rights hereunder, in whole or in part.

2.5 Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the Parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

2.6 Waiver. Any term or condition of this Agreement may be waived at any time by the Party which is entitled to the benefit thereof, but only if such waiver is evidenced by writing signed by such Party. No failure on the part of a Party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such Party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any Party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

2.7 Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

2.8 Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

2.9 Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the Parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

2.10 Opportunity to Hire Counsel; Role of Kirkpatrick & Lockhart Preston Gates Ellis LLP. The Seller hereby acknowledges that it has been advised and has been given an opportunity to hire counsel and that its has hired counsel with respect to this Agreement and the transactions contemplated hereby. The Seller further acknowledges that the law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP has solely represented the Buyer in connection with this Agreement and the transactions contemplated hereby and no other person.

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IN WITNESS WHEREOF, the Parties have executed this Purchase Agreement or caused this Purchase Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

CORPORATE STRATEGIES, INC., a Texas corporation

By: ______________________
Name: Russell Kidder
Title: Chairman

NATURAL NUTRITION, INC., a Nevada corporation

By: ______________________
Name: Fred S. Zeidman
Title: Chairman

CSI BUSINESS FINANCE, INC., a Texas corporation

By: ______________________
Name: Fred S. Zeidman
Title: Chairman